UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2025

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 24, 2025, Noodles & Company (the “Company”) received a notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq’s Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Select Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum closing bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum closing bid price requirement exists if the deficiency continues for a period of 30 consecutive business days (the “Minimum Bid Price Requirement”). At that time, the Company was provided a compliance period of 180 calendar days from the date of the Notice, or until December 22, 2025, to regain compliance with the Minimum Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

As the Company did not regain compliance with the Minimum Bid Price Requirement by December 22, 2025, and it was determined that the Company was not eligible for another 180 calendar-day extension because it did not meet the requirements for a transfer to The Nasdaq Capital Market, as set forth under Nasdaq Listing Rule 5505(b), the Company received a delisting determination letter on December 23, 2025 (the “Delisting Determination Letter”).

The Delisting Determination Letter states that unless the Company requests a hearing before a Nasdaq Hearings Panel (the “Panel”) by December 30, 2025, the Company’s securities would be subject to suspension/delisting. Accordingly, the Company intends to request a hearing before the Panel on or before December 30, 2025. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing.

In connection with the hearing before the Panel, the Company will provide Nasdaq with its plan to regain compliance with the Minimum Bid Price Requirement, including, subject to approval of the Company’s Board of Directors and its stockholders, implementing a reverse stock split, should it be necessary.

In that regard, on February 4, 2026, the Company will hold a special meeting of stockholders at which the Company will propose the adoption and approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s common stock at a specific ratio, ranging from one-for-two (1:2) to one-for-fifteen (1:15) (the “Reverse Split”), with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Special Meeting if needed to regain compliance with the Minimum Bid Price Requirement.

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other applicable Nasdaq listing rules, or that the Company will be able to successfully implement a reverse stock split if it decides to pursue one.

If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy or sell the Company’s common stock or to obtain accurate quotations, and the price of the Company’s common stock could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict, including statements regarding the Company’s plans to appeal the Nasdaq delisting determination, the Company’s ability to regain compliance with Nasdaq’s continued listing requirements, the timing of the hearing and of the decision of the Panel, and the outcome of the hearing. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements, including, without limitation, risks related to the Company’s ability to regain compliance with Nasdaq’s continued listing requirements or otherwise maintain compliance with any other listing requirement of The Nasdaq Global Select Market, the potential delisting of the Company’s common stock from The Nasdaq Global Select Market due to the Company’s failure to comply with the applicable rules, the timing of the hearing and the Panel’s decision, the outcome of the hearing and the Panel’s decision, and the other risks set forth in the Company’s filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this Current Report on Form 8-K, except as may be required by applicable law or regulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

DATE: December 29, 2025	By:	/s/ Mike Hynes
	Name:	Mike Hynes
	Title:	Chief Financial Officer